EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-53517) and Form S-8 (File No. 333-11585) of SPEEDUS.COM, INC. of our report dated March 30, 2000 relating to the financial statements and financial statement schedule, which appears in this Amendment No. 4 to the 1999 Form 10-K.


PricewaterhouseCoopers LLP


New York, New York
February 7, 2001